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                                                                    Exhibit 11.1

            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)
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                        -----------------------------------------------------------------------------------------------------------
                                                       FOR THE YEARS ENDED DECEMBER 31,
                        -----------------------------------------------------------------------------------------------------------
                                     1999                            1998                             1997
                        ------------------------------- ------------------------------- -------------------------------------------
                          Income       Shares     Per-Share   Income       Shares     Per-Share   Income       Shares     Per-Share
                        (Numerator) (Denominator)  Amount   (Numerator) (Denominator)  Amount   (Numerator) (Denominator)  Amount
                        ----------- ------------- --------- ----------- ------------- --------- ----------- ------------- ---------
Income                    $ 2,738                            $ 5,288                              $ 4,864

BASIC EPS
Income available
 to common shareholders   $ 2,738       4,155      $ 0.66    $ 5,288       4,503        $ 1.17    $ 4,864      4,659        $ 1.04
                                                   ======                               ======                              ======
EFFECT OF DILUTIVE
SECURITIES
 Stock options                             95                                122                                  90
                          -------       -----                -------       -----                  -------      -----
DILUTED EPS
Income available to common
 shareholders + assumed
 conversions              $ 2,738       4,250      $ 0.64    $ 5,288       4,625        $ 1.14    $ 4,864      4,749        $ 1.02
                          =======       =====      ======    =======       =====        ======    =======      =====        ======
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